Exhibit 10.3

Memorandum of Understanding

Between

FNS Co., Ltd

And

The Federation of Artistic & Cultural Organization of Korea

Business Agreement for Cooperation and Development

FNS Co., Ltd. (hereinafter “FNS” or “company”) and The Federation of Artistic & Cultural Organization of Korea (hereinafter “FACO” or “company”) concur that close cooperation is necessary for the efficient development of business, and based on mutual trust, enter into the business agreement as follows.

Article 1 [Purpose]

The purpose of this agreement is to promote cultural development and define duties and rights needed for business agreement through various information exchanges between “FNS” and “FACO”.

Article 2 [Faith]

 To achieve the purpose of Article 1, both companies cooperate with each other based on the spirit of mutual friendliness and reciprocity with good faith and a sincere attitude.

‚ Despite the effort from both companies, when there is a case of unavoidable postponement or cancellation of the “Agreement,” both companies concur to negotiate amicably without questioning each other’s responsibility.

Article 3 [Content]

 “FNS” and “FACO” proceed according to consultation, support each other, and help for culture and art projects (information exchange provision, online/offline publicity, internal and external cooperation, etc.).

‚ If additional cooperation occurs, “FNS” and “FACO” can proceed with the work by agreement.

Article 4 [Areas of Cooperation]

For the successful development of this cooperation, “FNS” and “FACO” will make every effort to cooperate with each other. And the areas of cooperation will be as follows :

 Joint Work

A) Jointly plan, discover, and spread the business models, and promote cultural development.

B) Cooperation to secure public support.

‚ Role and duty of “FNS”

A) Establish basic plans for the business, and work support of “FACO.”

B) Operate and manage the prerequisites related to the agreement.

ƒ Role and duty of “FACO”

A) Cooperation for the smooth progress of the contents of the agreement.

B) Cooperate in public relations and provide infrastructure/network.

Article 5 [Duration]

This agreement shall become effective upon signature by the authorized officials and will have an initial duration of two years. The agreement will be automatically extended with the same conditions if there is no other subjection by each company.

Article 6 [Modification of the Agreement]

 This Agreement may be modified, added, or modified only by written agreement between the Parties.

‚ In case of changing major contents such as the term of the agreement and the contents of the agreement, the relevant matters shall be concurred in writing to change, or a special agreement shall be concluded.

Article 7 [Cooperation and Implementation]

 “FNS” and “FACO” concur to cooperate with each other for the smooth execution of the contents of the business agreement and will cooperate as much as possible when requested for materials necessary for business performance.

‚ For detailed rights and duties under this business agreement shall be governed by a separate contract.

Article 8 [Confidentiality]

Each party concurs that it shall not, at any time, after executing the activities of this MOU, disclose any information in relation to these activities or the affairs of business or method of carrying on the business of the other without the consent of both parties.

Article 9 [Preparation and Storage of the Agreement]

As proof of the conclusion of the above contract, two copies of this contract will be prepared, each authorized official of the company sign the signature, and one copy will be kept by each participant.

April 19, 2021